Exhibit 99.1

           LOGILITY REPORTS SECOND QUARTER OF FISCAL YEAR 2007 RESULTS

         OPERATING EARNINGS INCREASE 17% DRIVEN BY 8% GROWTH IN REVENUES

    ATLANTA, Dec. 7 /PRNewswire-FirstCall/ -- Logility, Inc. (Nasdaq: LGTY), a leading supplier of collaborative solutions to optimize the supply chain, today announced financial results for the second quarter of fiscal year 2007.

    Key Second quarter financial highlights include:

    - Total revenues for the quarter ended October 31, 2006 were $10.0 million, an increase of 8% over the second quarter of fiscal 2006;

    - Software license fees for the quarter ended October 31, 2006 were $3.3 million, a decrease of 7% over the second quarter of fiscal 2006;

    - Services and other revenues for the quarter ended October 31, 2006 were $1.6 million, an increase of 19% over the second quarter of fiscal 2006;

    - Maintenance revenues for the quarter ended October 31, 2006 were $5.1 million, an increase of 17% over the second quarter of fiscal 2006;

    - Operating earnings for the quarter ended October 31, 2006 were $1.5 million, an increase of 17% compared to operating earnings of $1.3 million for the second quarter of fiscal 2006; and

    - Pretax earnings for the quarter ended October 31, 2006 were $1.9 million, an increase of 50% compared to pretax earnings of $1.3 million for the second quarter of fiscal 2006.

    GAAP net earnings were $1.1 million or $0.08 earnings per fully diluted share for the second quarter of fiscal 2007 compared to net earnings of $3.7 million or $0.28 earnings per fully diluted share for the second quarter of fiscal 2006. The quarter ended October 31, 2006 net earnings were impacted by an effective tax rate of 41.5% compared to a tax benefit of $2.5 million recorded in the same quarter in the prior year. Adjusted net earnings, which exclude stock option compensation and acquisition related amortization of intangibles expense for the quarter ended October 31, 2006 were $1.3 million or $0.10 earnings per fully diluted share, compared to adjusted net earnings for the quarter ended October 31, 2005 of $993,000 or $0.08 earnings per fully diluted share for the same period last year, which includes an income tax expense and excludes acquisition related amortization of intangibles expense, an income tax benefit and a write-down of minority investment.

    Total revenues for the six months ended October 31, 2006 were $19.6 million or a 14% increase compared to the comparable period last year. Software license fees for the six months period were $6.6 million or a 10% increase compared to the same period last year. Services and other revenues were $3.0 million or an 8% increase compared to the same period last year. Maintenance revenues were $10.0 million or a 19% increase compared to the same period last year. For the six months ended October 31, 2006, the Company reported operating earnings of approximately $2.7 million or a 34% increase compared to operating earnings of $2.0 million for the same period last year.

    GAAP net earnings were approximately $2.0 million or $0.15 per fully diluted share for the six months ended October 31, 2006 compared to net earnings of $4.6 million or $0.34 per fully diluted share for the same period last year. Adjusted net earnings year to date as of October 31, 2006, which excludes stock option compensation expense and acquisition related amortization of intangibles, were $2.4 million or $0.18 earnings per fully diluted share compared to net earnings of $1.6 million or $0.12 earnings per fully diluted share the same period last year, which includes an income tax expense and excludes acquisition related amortization of intangibles expense, an income tax benefit and a write-down of minority investment.

    The Company is including adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

    The overall financial condition of the Company remains strong, with cash and investments of approximately $29.8 million as of October 31, 2006. This is approximately a $1.3 million sequential increase in cash and investment compared to July 31, 2006 and approximately a $4.8 million increase compared to October 31, 2005.

    "We are pleased with Logility's performance during the quarter, adding 32 new customers, growing revenues and increasing operating income," said J. Michael Edenfield, Logility president and chief executive officer. "We were somewhat disappointed in license fees in the second quarter. However, for the last three fiscal years, license fees have been significantly higher during the second half of the year when compared to the first half and we expect that trend to continue this year."

    "The goal of globalization is to drive more value through the supply chain. That means companies need to clearly understand what benefits a technology solution will deliver and how long it will take to realize those benefits," continued Edenfield. "Across both the Logility Voyager Solutions and Demand Solutions brands, our customers achieve a rapid ROI and gain a competitive advantage through reduced supply chain costs and improved product availability."

    Highlights for the second quarter of fiscal 2007 include:

    Customers:

    - Notable new and existing customers placing orders with Logility in the second quarter include: American Racing Equipment, Anvil International, East African Breweries Ltd., Everlast Worldwide, Ferrero Australia PTY, Handgards, Home Depot Mexico, Kemira OyJ, Mizuno USA, Snyders of Hanover, The Heat Group PTY, Thomson Learning, and Tyco Healthcare.

    - During the quarter, software license agreements were signed with customers located in 12 countries including; Argentina, Australia, Belgium, Canada, China, Denmark, Germany, Mexico, New Zealand, South Africa, the United Kingdom, and the United States.

    - Logility customer, Shaw Industries Group, Inc. received the prestigious 2006 Technology & Business Award for excellence in the Consumer Goods industry from Start-IT Magazine. The award honors manufacturers that have helped their businesses succeed by overcoming a challenge or solving critical business issues through the use of leading-edge technology.

    - Logility received outstanding customer satisfaction and loyalty ratings in a recent survey conducted by Porter Research. In overall customer satisfaction, Logility scored 100% which was higher than Porter's Benchmark Satisfaction Metric of 91%. Logility customers also rated the overall Logility relationship as 100% positive compared to Porter's Benchmark Referenceable Metric of 86%. Based on the Porter Model for Customer Loyalty, Logility customers appeared to be the most satisfied with the customer service they get from Logility.

    - Logility continued its thought leadership initiative during a recent Supply Chain Power Hour: "Inventory Management: Tee Off Supply Chain Success." The webcast featured speakers from the AberdeenGroup and Logility.

    Products and Technology:

    - Baseline magazine ranked Logility in the Top 25 of its "50 Fastest-Growing Software Companies" list. The magazine identifies the 50 companies that have experienced the quickest near-term growth out of a list of 304 publicly held software companies and then ranks them based on year-to-year revenue growth from 2004 to 2005, or the closest 12- month periods within a quarter.

    - Logility was named one of Start-IT magazine's Hottest Companies of 2006. Chosen by Start-IT editors, the technology providers named to the Hottest Companies list target the manufacturing industry and have shown good financial results, important client wins, and significant events and accomplishments during the past year that help set the company apart from the competition.

    - Software magazine included Logility in the "Software 500," a list of the world's foremost software and services providers. Additionally, Logility was featured in the list of Top 10 Software Companies ($30- $100 million in revenue) with the highest revenue growth in 2006.

    About Logility

    With more than 1,100 customers worldwide, Logility is a leading provider of collaborative supply chain planning solutions that help small, medium, large and Fortune 1000 companies realize substantial bottom-line results in record time. Logility Voyager Solutions feature performance monitoring capabilities in a single Internet-based framework and provide supply chain visibility; demand, inventory and replenishment planning; supply and global sourcing optimization; transportation planning and execution; and warehouse management. Demand Solutions provide forecasting, demand planning and point- of-sale analysis for maximizing profits in manufacturing, distribution and retail operations. Logility customers include Avery Dennison Corporation, Bissell, BP (British Petroleum), Huhtamaki UK, Hyundai Motor America, Leviton Manufacturing Company, McCain Foods, Pernod Ricard, Rand McNally, Remington Products Company, Sigma Aldrich, Under Armour Performance Apparel and VF Corporation. Logility is a majority-owned subsidiary of American Software (Nasdaq: AMSWA). For more information about Logility, call 1-800-762-5207 or visit http://www.logility.com.

    Forward-Looking Statements

    This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the challenges and risks associated with integration of acquired product lines and companies; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues. For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the year ended April 30, 2006 and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact Vincent C. Klinges, Chief Financial Officer, Logility, Inc., 470 East Paces Ferry Rd., Atlanta, GA 30305, (404) 261-9777. FAX: (404)
264-5206; INTERNET: www.logility.com or E-mail: askLogility@logility.com.

    Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility. Demand Solutions is a registered trademark of Demand Management, Inc., a wholly-owned subsidiary of Logility, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

                                 LOGILITY, INC.
                Consolidated Statements of Operations Information
                      (In thousands, except per share data)
                                   (Unaudited)

                                      Second Quarter Ended                Six Months Ended
                                           October 31,                      October 31,
                                 ------------------------------   ------------------------------
                                                         Pct                              Pct
                                   2006       2005       Chg.       2006       2005       Chg.
                                 --------   --------   --------   --------   --------   --------
Revenues:
  License                        $  3,343   $  3,590         (7)% $  6,644   $  6,026         10%
  Services & other                  1,587      1,336         19%     3,002      2,783          8%
  Maintenance                       5,089      4,349         17%     9,966      8,369         19%
    Total Revenues                 10,019      9,275          8%    19,612     17,178         14%

Cost of Revenues:
  License                           1,497        913         64%     2,874      1,918         50%
  Services & other                    837        894         (6)%    1,691      1,766         (4)%
  Maintenance                       1,220      1,006         21%     2,446      1,933         27%
    Total Cost of Revenues          3,554      2,813         26%     7,011      5,617         25%
Gross Margin                        6,465      6,462          0%    12,601     11,561          9%

Operating expenses:
  Research and development          1,762      1,741          1%     3,523      3,396          4%
  Less: capitalized
   development                       (587)      (617)        (5)%   (1,183)    (1,234)        (4)%
  Sales and marketing               2,426      2,494         (3)%    4,932      4,681          5%
  General and administrative        1,297      1,488        (13)%    2,439      2,516         (3)%
  Acquisition related
   amortization of intangibles         87         88         (1)%      175        175          0%

    Total Operating Expenses        4,985      5,194         (4)%    9,886      9,534          4%

Operating Earnings                  1,480      1,268         17%     2,715      2,027         34%

  Interest Income & Other, Net        427          6         nm        770        149        417%
Income Before Income Taxes          1,907      1,274         50%     3,485      2,176         60%
  Income Tax Benefit/(Expense)       (792)     2,458         nm     (1,448)     2,425         nm

Net Earnings                     $  1,115   $  3,732        (70)% $  2,037   $  4,601        (56)%

Earnings per common share:
Earnings Per Common Share -
 Basic                           $   0.09   $   0.29        (69)% $   0.16   $   0.36        (56)%

Earnings Per Common Share -
 Diluted                         $   0.08   $   0.28        (71)% $   0.15   $   0.34        (56)%

Weighted Average Number of
 Common Shares:
    Basic                          12,896     12,737                12,896     12,806
    Diluted                        13,232     13,206                13,253     13,354

Reconciliation of Adjusted Net
 Earnings:
GAAP Net Earnings                $  1,115   $  3,732              $  2,037   $  4,601
Acquisition related
 amortization of intangibles           87         88                   175        175
Stock option expense                  103          -                   203          -
Write-down of minority
 investment                             -        160                     -        160
Excludes Income tax benefit             -     (2,458)                    -     (2,425)
Includes Income tax expense                     (529)                            (903)
Adjusted net earnings            $  1,305   $    993         31%  $  2,415   $  1,608         50%

Adjusted Net Earnings
 per Share                       $   0.10   $   0.08         25%  $   0.18   $   0.12         50%

nm- not meaningful

                                 LOGILITY, INC.
                     Consolidated Balance Sheet Information
                                 (in thousands)
                                   (Unaudited)

                                             October 31,
                                         -------------------
                                           2006       2005
                                         --------   --------
Cash and Short & Long-term investments   $ 29,799   $ 25,048
Accounts Receivable:
   Billed                                   7,522      4,843
   Unbilled                                 1,976      1,736
Total Accounts Receivable, net              9,498      6,579
Deferred Tax Assets - Short Term            2,288        135
Prepaids & Other Current Assets             1,837      1,603

PP&E, net                                     464        449
Capitalized Software, net                   6,185      6,138
Goodwill                                    5,809      5,809
Other Intangibles, net                      1,525      1,913
Deferred Tax Assets - Long Term                 -      2,716
Non-current Assets                             76        220

     Total Assets                        $ 57,481   $ 50,610

Accounts Payable                         $    382   $    193
Other Current Liabilities                   7,435      7,665
Deferred Revenues                          12,608      8,765
      Current Liabilities                  20,425     16,623

Deferred Income Taxes - Long Term             951          -
Deferred Income Taxes - Long Term
 - Due to ASI                                   -      4,403
Shareholders' Equity                       36,105     29,584

     Total Liabilities &
      Shareholders' Equity               $ 57,481   $ 50,610

SOURCE  Logility, Inc.
    -0-                             12/07/2006
    /CONTACT: Financial Information, Vincent C. Klinges, Chief Financial Officer of Logility, Inc., +1-404-264-5477/
    /Company News On-Call: http://www.prnewswire.com/comp/120967.html / /Web site: http://www.logility.com /
    (LGTY AMSWA)